UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

On June 14, 2023, Avista Corporation (Avista Corp. or the Company), the Staff of the Idaho Public Utilities Commission (IPUC), Clearwater Paper Corporation, Idaho Forest Group, LLC and Walmart Inc., parties to the Company's electric and natural gas general rate cases, reached a settlement agreement that has been submitted to the IPUC for its consideration. The remaining joint party, Idaho Conservation League / NW Energy Coalition, did not join the settlement. If approved, new rates would take effect in September 2023 and September 2024.

The settlement includes, among other things, agreement on electric and natural gas revenue requirement increases for both years of the multi-year rate plan, and the implementation of an insurance expense balancing account to address the volatility of insurance costs. The recommendation to the IPUC by its Staff or other parties to approve the multiparty settlement is not binding on the IPUC itself.

If approved, the settlement agreement is designed to increase annual electric revenues by $22.1 million (or 8.0 percent), effective in September 2023, and $4.3 million (or 1.4 percent), effective in September 2024. The agreement is also designed to increase annual natural gas revenues by $1.3 million (or 2.7 percent), effective in September 2023, and $0.003 million (or 0.01 percent), effective in September 2024.

The settlement contemplates a return on equity of 9.4 percent, based on a common equity ratio of 50 percent, and a rate of return on rate base of 7.19 percent.

For base electric revenues, the Company originally requested an increase of $37.5 million (or 13.6 percent), effective in September 2023, and $13.2 million (or 4.2 percent), effective in September 2024. For base natural gas revenues, the Company originally requested an increase of $2.8 million (or 6.0 percent), effective in September 2023, and $0.1 million (or 0.3 percent), effective in September 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Avista Corporation
(Registrant)

Date:	June 16, 2023	By:	/s/ Kevin J. Christie
Kevin J. Christie Senior Vice President, Chief Financial Officer, Treasurer and Regulatory Affairs Officer